SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) ____________, ____

                       CONOLOG CORPORATION
(Exact name of registrant as specified in charter)

Delaware                    0-8174        52-0853566
State or other juris-      (Commission   (IRS Employer
diction of Incorporation)   File number)  Identification No.)
5 Columbia Road, Somerville, New Jersey   08876
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code(908)722-8081

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On November __, 1997, at a Special Meeting the Board of Directors of Conolog Corporation, a Delaware corporation (the "Registrant") approved a resolution to extend the expiration date of the Registrant's currently outstanding Class A Warrants from
August 16, 1998 to August 30, 2002. The Class A Warrants entitles the holders thereof to purchase one share of Registrant's Common Stock for each warrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION
by /S/
Robert S. Benou

Dated:  November 20, 1997
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